EXHIBIT 99.1

WESTERN MIDSTREAM ANNOUNCES
FIRST-QUARTER 2021 RESULTS

HOUSTON—(PRNEWSWIRE)—May 10, 2021 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced first-quarter 2021 financial and operating results. Net income (loss) available to limited partners for the first quarter of 2021 totaled $181.8 million, or $0.44 per common unit (diluted), with first-quarter 2021 Adjusted EBITDA(1) totaling $443.1 million, first-quarter 2021 Cash flows provided by operating activities totaling $261.6 million, and first-quarter 2021 Free cash flow(1) totaling $213.8 million.
RECENT HIGHLIGHTS
•Awarded first place in the division-one category by the GPA Midstream Association for outstanding safety performance in 2020
•Repaid the 5.375% Senior Notes due 2021 at par value, for total consideration of $431 million
•Repurchased 1,115,808 common units for aggregate consideration of approximately $16.2 million during the first quarter as part of the recently announced buyback program of up to $250 million of the Partnership’s common units through December 31, 2021

______________________________________________________________________________________________
(1)Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.

On May 14, 2021, WES will pay its first-quarter 2021 per-unit distribution of $0.315, which represents a 1.3-percent increase over the prior quarter’s distribution and is consistent with an annualized distribution growth of 5-percent. First-quarter 2021 Free cash flow after distributions totaled $82.5 million.
“Thanks to the dedication of our employees, we ended the first quarter by winning GPA Midstream Association’s first-place safety award in the large category for the second consecutive year,” said Michael Ure, President, Chief Executive Officer and Chief Financial Officer. “I’m proud of our team’s work to strengthen our safety culture and environmental performance while providing continuous, reliable service for our customers.”
Mr. Ure continued, “Although our first-quarter results were impacted from Winter Storm Uri, we remain optimistic about current activity levels in the Delaware and DJ basins and expect total throughput and EBITDA to increase through the remainder of 2021 and into 2022. We remain comfortable with our previously-stated full-year guidance targets.”
“Since becoming a standalone organization, we have been immensely focused on our financial policy. This shift to free-cash-flow generation has led to a trifecta of results, including the authorization of a unit buyback program, retirement of upcoming debt maturities, and an increase in our distribution. Through the unit buyback program and Anadarko note exchange, we have repurchased 31.34 million units to date, which represents over 7-percent of our outstanding units as of the filing of our second-quarter 2020 10-Q. We believe our ability to generate significant free cash flow will continue to deliver value to our stakeholders for the foreseeable future.”
As a result of depressed upstream investment in 2020 and Winter Storm Uri, our first-quarter 2021 volumes declined relative to fourth-quarter 2020. First-quarter 2021 total natural-gas throughput(1) averaged 4.0 Bcf/d, representing a 2-percent sequential-quarter increase. Declining natural-gas volumes were offset by an additional third-party connection to Latham II at the DJ Basin complex beginning January 1, 2021. First-quarter 2021 total throughput for crude-oil and NGLs assets(1) averaged 604 MBbls/d, representing a 2-percent sequential-quarter decrease. First-quarter 2021 total throughput for produced-water assets(1) averaged 595 MBbls/d, representing a 9-percent sequential-quarter decrease.
First-quarter 2021 capital expenditures(2) totaled $58.3 million.

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(1)Represents total throughput attributable to WES, which excludes (i) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating and (ii) for natural-gas throughput, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(2)Accrual-based, includes equity investments, excludes capitalized interest, and excludes capital expenditures associated with the 25% third-party interest in Chipeta.

CONFERENCE CALL TOMORROW AT 2:00 P.M. CDT
WES will host a conference call on Tuesday, May 11, 2021, at 2:00 p.m. Central Daylight Time (3:00 p.m. Eastern Daylight Time) to discuss first-quarter 2021 results. To participate, individuals should dial 877-883-0383 (Domestic) or 412-902-6506 (International) 15 minutes before the scheduled conference call time and enter participant access code 7924735. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A replay of the conference call also will be available on the website following the call.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a Delaware master limited partnership formed to acquire, own, develop, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, Wyoming, and Pennsylvania, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and as an agent for its customers under certain contracts.
For more information about Western Midstream Partners, LP, please visit www.westernmidstream.com.

This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; the ultimate impact of efforts to fight COVID-19 on the global economy and the timeline for a recovery in commodity demand and prices; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
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WESTERN MIDSTREAM CONTACTS

Kristen Shults
Vice President, Investor Relations and Communications
Kristen.Shults@westernmidstream.com
832.636.6000

Abby Dempsey
Investor Relations Supervisor
Abby.Dempsey@westernmidstream.com
832.636.6000

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

WES defines Adjusted gross margin attributable to Western Midstream Partners, LP (“Adjusted gross margin”) as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product.
WES defines Adjusted EBITDA as net income (loss), plus (i) distributions from equity investments, (ii) non-cash equity-based compensation expense, (iii) interest expense, (iv) income tax expense, (v) depreciation and amortization, (vi) impairments, and (vii) other expense (including lower of cost or market inventory adjustments recorded in cost of product), less (i) gain (loss) on divestiture and other, net, (ii) gain (loss) on early extinguishment of debt, (iii) income from equity investments, (iv) interest income, (v) income tax benefit, (vi) other income, and (vii) the noncontrolling interest owners’ proportionate share of revenues and expenses.
WES defines Free cash flow as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings. Management considers Free cash flow an appropriate metric for assessing capital discipline, cost efficiency, and balance-sheet strength. Although Free cash flow is the metric used to assess WES’s ability to make distributions to unitholders, this measure should not be viewed as indicative of the actual amount of cash that is available for distributions or planned for distributions for a given period. Instead, Free cash flow should be considered indicative of the amount of cash that is available for distributions, debt repayments, and other general partnership purposes.
Below are reconciliations of (i) operating income (loss) (GAAP) to Adjusted gross margin (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), and (iii) net cash provided by operating activities (GAAP) to Free cash flow (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that Adjusted gross margin, Adjusted EBITDA, and Free cash flow are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Adjusted gross margin, Adjusted EBITDA, and Free cash flow as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Adjusted gross margin, Adjusted EBITDA, and Free cash flow should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as operating income (loss) or cash flows provided by operating activities.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Adjusted Gross Margin

	Three Months Ended
thousands	March 31, 2021	December 31, 2020
Reconciliation of Operating income (loss) to Adjusted gross margin
Operating income (loss)	$292,336	$372,954
Add:
Distributions from equity investments	61,189	69,231
Operation and maintenance	140,332	144,204
General and administrative	45,116	37,303
Property and other taxes	14,384	11,077
Depreciation and amortization	130,553	106,398
Impairments	14,866	3,314
Less:
Gain (loss) on divestiture and other, net	(583)	12,285
Equity income, net – related parties	52,165	49,962
Reimbursed electricity-related charges recorded as revenues	17,312	18,161
Adjusted gross margin attributable to noncontrolling interests (1)	15,258	15,669
Adjusted gross margin	$614,624	$648,404
Adjusted gross margin for natural-gas assets	$432,389	$436,294
Adjusted gross margin for crude-oil and NGLs assets	133,145	152,909
Adjusted gross margin for produced-water assets	49,090	59,201
(1)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Adjusted EBITDA

	Three Months Ended
thousands	March 31, 2021	December 31, 2020
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$191,235	$270,776
Add:
Distributions from equity investments	61,189	69,231
Non-cash equity-based compensation expense	6,734	5,935
Interest expense	98,493	101,247
Income tax expense	1,112	2,206
Depreciation and amortization	130,553	106,398
Impairments	14,866	3,314
Other expense	1,218	—
Less:
Gain (loss) on divestiture and other, net	(583)	12,285
Gain (loss) on early extinguishment of debt	(289)	862
Equity income, net – related parties	52,165	49,962
Other income	—	412
Adjusted EBITDA attributable to noncontrolling interests (1)	10,997	11,606
Adjusted EBITDA	$443,110	$483,980
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$261,550	$505,525
Interest (income) expense, net	98,493	101,247
Accretion and amortization of long-term obligations, net	(2,088)	(2,172)
Current income tax expense (benefit)	555	1,303
Other (income) expense, net	1,207	(413)
Cash paid to settle interest-rate swaps	—	6,440
Distributions from equity investments in excess of cumulative earnings – related parties	12,141	10,410
Changes in assets and liabilities:
Accounts receivable, net	30,182	1,350
Accounts and imbalance payables and accrued liabilities, net	16,467	(106,623)
Other items, net	35,600	(21,481)
Adjusted EBITDA attributable to noncontrolling interests (1)	(10,997)	(11,606)
Adjusted EBITDA	$443,110	$483,980
Cash flow information
Net cash provided by operating activities	$261,550
Net cash used in investing activities	(46,472)
Net cash provided by (used in) financing activities	(603,624)
(1)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

Free Cash Flow

	Three Months Ended
thousands	March 31, 2021	December 31, 2020
Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$261,550	$505,525
Less:
Capital expenditures	59,783	50,829
Contributions to equity investments – related parties	86	371
Add:
Distributions from equity investments in excess of cumulative earnings – related parties	12,141	10,410
Free cash flow	$213,822	$464,735
Cash flow information
Net cash provided by operating activities	$261,550
Net cash used in investing activities	(46,472)
Net cash provided by (used in) financing activities	(603,624)

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	519	521
Processing	3,237	3,170
Equity investments (1)	439	429
Total throughput	4,195	4,120
Throughput attributable to noncontrolling interests (2)	150	149
Total throughput attributable to WES for natural-gas assets	4,045	3,971
Throughput for crude-oil and NGLs assets (MBbls/d)
Gathering, treating, and transportation	279	292
Equity investments (3)	337	339
Total throughput	616	631
Throughput attributable to noncontrolling interests (2)	12	12
Total throughput attributable to WES for crude-oil and NGLs assets	604	619
Throughput for produced-water assets (MBbls/d)
Gathering and disposal	607	670
Throughput attributable to noncontrolling interests (2)	12	13
Total throughput attributable to WES for produced-water assets	595	657
Per-Mcf Adjusted gross margin for natural-gas assets (4)	$1.19	$1.19
Per-Bbl Adjusted gross margin for crude-oil and NGLs assets (5)	2.45	2.69
Per-Bbl Adjusted gross margin for produced-water assets (6)	0.92	0.98
(1)Represents the 14.81% share of average Fort Union throughput (until divested in October 2020), 22% share of average Rendezvous throughput, 50% share of average Mi Vida and Ranch Westex throughput, and 30% share of average Red Bluff Express throughput.
(2)For all periods presented, includes (i) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating and (ii) for natural-gas assets, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(3)Represents the 10% share of average White Cliffs throughput; 25% share of average Mont Belvieu JV throughput; 20% share of average TEG, TEP, Whitethorn, and Saddlehorn throughput; 33.33% share of average FRP throughput; and 15% share of average Panola and Cactus II throughput.
(4)Average for period. Calculated as Adjusted gross margin for natural-gas assets, divided by total throughput (MMcf/d) attributable to WES for natural-gas assets.
(5)Average for period. Calculated as Adjusted gross margin for crude-oil and NGLs assets, divided by total throughput (MBbls/d) attributable to WES for crude-oil and NGLs assets.
(6)Average for period. Calculated as Adjusted gross margin for produced-water assets, divided by total throughput (MBbls/d) attributable to WES for produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020
Throughput for natural-gas assets (MMcf/d)
Delaware Basin	1,133	1,196
DJ Basin	1,344	1,197
Equity investments	439	429
Other	1,279	1,298
Total throughput for natural-gas assets	4,195	4,120
Throughput for crude-oil and NGLs assets (MBbls/d)
Delaware Basin	162	178
DJ Basin	82	78
Equity investments	337	339
Other	35	36
Total throughput for crude-oil and NGLs assets	616	631
Throughput for produced-water assets (MBbls/d)
Delaware Basin	607	670
Total throughput for produced-water assets	607	670

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
thousands except per-unit amounts	2021	2020
Revenues and other
Service revenues – fee based	$572,275	$701,396
Service revenues – product based	31,652	15,921
Product sales	70,805	56,649
Other	242	347
Total revenues and other	674,974	774,313
Equity income, net – related parties	52,165	61,347
Operating expenses
Cost of product	88,969	103,270
Operation and maintenance	140,332	159,191
General and administrative	45,116	40,465
Property and other taxes	14,384	18,476
Depreciation and amortization	130,553	132,319
Long-lived asset and other impairments	14,866	155,785
Goodwill impairment	—	441,017
Total operating expenses	434,220	1,050,523
Gain (loss) on divestiture and other, net	(583)	(40)
Operating income (loss)	292,336	(214,903)
Interest income – Anadarko note receivable	—	4,225
Interest expense	(98,493)	(88,586)
Gain (loss) on early extinguishment of debt	(289)	7,345
Other income (expense), net (1)	(1,207)	(1,761)
Income (loss) before income taxes	192,347	(293,680)
Income tax expense (benefit)	1,112	(4,280)
Net income (loss)	191,235	(289,400)
Net income (loss) attributable to noncontrolling interests	5,444	(32,873)
Net income (loss) attributable to Western Midstream Partners, LP	$185,791	$(256,527)
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$185,791	$(256,527)
General partner interest in net (income) loss	(3,993)	5,131
Limited partners’ interest in net income (loss)	$181,798	$(251,396)
Net income (loss) per common unit – basic and diluted	$0.44	$(0.57)
Weighted-average common units outstanding – basic and diluted	413,104	443,971

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	March 31, 2021	December 31, 2020
Total current assets	$611,160	$943,064
Net property, plant, and equipment	8,639,538	8,709,945
Other assets	2,184,345	2,177,018
Total assets	$11,435,043	$11,830,027
Total current liabilities	$490,262	$960,935
Long-term debt	7,416,001	7,415,832
Asset retirement obligations	267,962	260,283
Other liabilities	318,698	297,765
Total liabilities	8,492,923	8,934,815
Equity and partners’ capital
Common units (413,062,133 and 413,839,863 units issued and outstanding at March 31, 2021, and December 31, 2020, respectively)	2,821,455	2,778,339
General partner units (9,060,641 units issued and outstanding at March 31, 2021, and December 31, 2020)	(16,033)	(17,208)
Noncontrolling interests	136,698	134,081
Total liabilities, equity, and partners’ capital	$11,435,043	$11,830,027

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
thousands	2021	2020
Cash flows from operating activities
Net income (loss)	$191,235	$(289,400)
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	130,553	132,319
Long-lived asset and other impairments	14,866	155,785
Goodwill impairment	—	441,017
(Gain) loss on divestiture and other, net	583	40
(Gain) loss on early extinguishment of debt	289	(7,345)
Change in other items, net	(75,976)	(39,105)
Net cash provided by operating activities	$261,550	$393,311
Cash flows from investing activities
Capital expenditures	$(59,783)	$(172,816)
Acquisitions from related parties	(2,000)	—
Contributions to equity investments - related parties	(86)	(10,960)
Distributions from equity investments in excess of cumulative earnings – related parties	12,141	5,052
Decreases to materials and supplies inventory and other	3,256	—
Net cash used in investing activities	$(46,472)	$(178,724)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$100,000	$3,586,173
Repayments of debt	(531,085)	(3,470,139)
Increase (decrease) in outstanding checks	(22,017)	(7,308)
Distributions to Partnership unitholders	(131,265)	(281,786)
Distributions to Chipeta noncontrolling interest owner	(276)	(1,738)
Distributions to noncontrolling interest owners of WES Operating	(2,551)	(5,807)
Net contributions from (distributions to) related parties	1,627	20,489
Finance lease payments	(1,816)	(2,151)
Unit repurchases	(16,241)	—
Net cash provided by (used in) financing activities	$(603,624)	$(162,267)
Net increase (decrease) in cash and cash equivalents	$(388,546)	$52,320
Cash and cash equivalents at beginning of period	444,922	99,962
Cash and cash equivalents at end of period	$56,376	$152,282